As filed with the Securities and Exchange Commission on December 23, 2005

Registration No. 33-51182

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Georgia-Pacific Corporation

(Exact name of Registrant as specified in its charter)

GEORGIA	93-0432081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

133 Peachtree Street, N.E.

Atlanta, GA 30303

(404) 652-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES F. KELLEY

Executive Vice President and General Counsel

GEORGIA-PACIFIC CORPORATION

133 Peachtree Street, N.E.

Atlanta, GA 30303

(404) 652-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Amendment No. 4 relates to the Registration Statement on Form S-3, Registration No. 33-51182, filed on August 21, 1992, as amended by Amendment No. 1 filed on October 19, 1992, as further amended by Amendment No. 2 filed on January 26, 1993 and as further amended by Amendment No. 3 filed on February 9, 1993, pertaining to Debt Securities of Georgia-Pacific Corporation. This Registration Statement also relates to Registration No. 33-48041 (the “Related Registration Statement”) pursuant to Rule 429 under the Securities Act of 1933.

The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement and the Related Registration Statement which remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 23, 2005.

GEORGIA-PACIFIC CORPORATION

By:	/s/ William C. Smith III
Name: William C. Smith III
Title: Secretary